Exhibit 99.3

American Midstream Partners, LP

50% Undivided Interest in the Burns Point Plant Acquired from Marathon Oil Company

Pro Forma Consolidated Balance Sheet

(in thousands)

	September 30, 2011
	(unaudited)
	American Midstream Partners, LP as previously reported	Pro forma adjustments		American Midstream Partners, LP pro forma
Assets
Current assets
Cash and cash equivalents	$530			$530
Accounts receivable	1,192			1,192
Unbilled revenue	18,086			18,086
Risk management assets	906			906
Other current assets	1,696			1,696

Total current assets	22,410			22,410
Property, plant and equipment, net	137,590	36,065	(a)	173,655
Risk management assets—long term	247			247
Other assets, net	3,170	166	(g)	3,336

Total assets	$163,417	$36,231		$199,648

Liabilities and Partners’ Capital
Current liabilities
Accounts payable	$1,225			$1,225
Accrued gas purchases	15,309			15,309
Current portion of long-term debt	—			—
Other loans	—			—
Risk management liabilities	502			502
Accrued expenses and other current liabilities	5,393			5,393

Total current liabilities	22,429			22,429
Risk management liabilities—long term	—			—
Other liabilities	8,352			8,352
Long-term debt	29,350	35,666	(a)(g)	65,016

Total liabilities	60,131			95,797

Commitments and contingencies
Partners’ capital
General partner interest (0.2 and 0.1 million units outstanding as of September 30, 2011 and December 31, 2010, respectively)	1,771	11	(f)	1,782
Limited partner interest (9.1 and 5.4 million units outstanding as of September 30, 2011 and December 31, 2010, respectively)	101,376	554	(f)	101,930
Accumulated other comprehensive income	139			139

Total partners’ capital	103,286			103,851

Total liabilities and partners’ capital	$163,417	$36,231		$199,648

American Midstream Partners, LP

50% Undivided Interest in the Burns Point Plant Acquired from Marathon Oil Company

Pro Forma Consolidated Statements of Operations

(in thousands)

	Nine Months Ended September 30, 2011				Year Ended December 31, 2010
	(unaudited)
	American Midstream Partners, LP as previously reported	Pro forma adjustments		American Midstream Partners, LP pro forma	American Midstream Partners, LP as previously reported	Pro forma adjustments		American Midstream Partners, LP pro forma
Revenue	$190,374	$4,632	(b)	$195,006	$212,248	$4,645	(b)	$216,893
Realized gain (loss) on early termination of commodity derivatives	(2,998)			(2,998)	—			—
Unrealized gain (loss) on commodity derivatives	(19)			(19)	(308)			(308)

Total revenue	187,357	4,632		191,989	211,940	4,645		216,585

Operating expenses:
Purchases of natural gas, NGLs and condensate	157,725			157,725	173,821			173,821
Direct operating expenses	9,548	1,195	(c)	10,743	12,187	1,805	(c)	13,992
Selling, general and administrative expenses	7,367			7,367	7,120			7,120
Advisory services agreement termination fee	2,500			2,500	—			—
Transaction expenses	282			282	303			303
Equity compensation expense	2,989			2,989	1,734			1,734
Depreciation expense	15,468	676	(d)	16,144	20,013	902	(d)	20,915

Total operating expenses	195,879	1,871		197,750	215,178	2,707		217,885

Operating income (loss)	(8,522)	2,761		(5,761)	(3,238)	1,938		(1,300)
Other income (expenses):
Interest expense	(3,923)	(1,997	)(e)(h)	(5,920)	(5,406)	(2,703	)(e)(h)	(8,109)
Gain purchase of assets	—			—	—	565	(f)	565
Gain (loss) on sale of assets, net	586			586	—			—

Net income (loss)	$(11,859)	$764		$(11,095)	$(8,644)	$(200)		$(8,844)

General partner’s interest in net income (loss)	(237)	15		(222)	(173)	(4)		(177)

Limited partners’ interest in net income (loss)	$(11,622)	$749		$(10,873)	$(8,471)	$(196)		$(8,667)

Limited partners’ net income (loss) per unit	$(1.85)	$0.12		$(1.73)	$(1.66)	$(0.04)		$(1.70)

Weighted average number of units used in computation of limited partners’net income (loss) per unit	6,296	6,296		6,296	5,099	5,099		5,099

Pro forma adjustments:

(a)	Assumes the acquisition of the Interest with a fair value of $36.1 million and a purchase price of $35.5 million, financed entirely with long term debt.
(b)	Assumes the value of allocated in-kind revenues from the beginning of the period.
(c)	Assumes allocated Plant direct operating costs and administrative fees from the beginning of the period.
(d)	Assumes depreciation expense from the beginning of the period, calculated on a straight-line basis over a 40 year useful life.
(e)	Assumes interest expense from the beginning of the period at the Partnership’s weighted average interest rate of 7.37% for the 9 months ended September 30, 2011 and 7.48% for the year ended December 31, 2010.
(f)	Assumes a gain on purchase resulting from the difference between the cash consideration paid of $35.5 million and the fair value of the Interest of $36.1 million.
(g)	Assumes additional deferred debt issuance costs of $0.2 million associated with an amendment to the credit facility required for the purchase of the Interest.
(h)	Assumes the straight-line amortization additional debt issuance costs over the remaining life of the credit facility, or 57 months, from the beginning of the period.